                                                                    EXHIBIT 11.1
                                                                        (1 OF 2)


                            CASTLE ENERGY CORPORATION
                 STATEMENT OF COMPUTATION OF EARNINGS PER SHARE
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)



                                                                             YEAR ENDED SEPTEMBER 30,
                                                          ------------------------------------------------------------
                                                                    2005                               2004
                                                          -------------------------         --------------------------
                                                            BASIC          DILUTED             BASIC         DILUTED
                                                          ----------     ----------         -----------     ----------

     I.  Shares Outstanding, Net of Treasury               6,870,384      6,870,384           6,592,884      6,592,884
               Stock purchased and options exercised
                 during the period......................     182,320        182,320              82,654         82,654
                                                          ----------     ----------         -----------     ----------
               Stock, net...............................   7,052,704      7,052,704           6,675,538      6,675,538
               Surrender of treasury stock (weighted)...         (11)           (11)
                                                          ----------     ----------         -----------     ----------
                                                           7,052,693      7,052,693           6,675,538      6,675,538

    II. Weighted Equivalent Shares:

               Assumed options and warrants exercised...                                                       257,744
                                                          ----------     ----------         -----------     ----------
   III.  Weighted Average Shares and Equivalent Shares     7,052,693      7,052,693           6,675,538      6,933,282
                                                          ==========     ==========         ===========     ==========

    IV.  Net Income (Loss)..............................      (1,591)      (1,591)          $    13,620     $   13,620
                                                          ==========     ==========         ============    ==========

     V.  Net Income (Loss) Per Share....................  ($     .23)    ($     .23)        $      2.04     $     1.96
                                                          ==========     ==========         ===========     ==========

                                                                    EXHIBIT 11.1
                                                                        (2 OF 2)


                            CASTLE ENERGY CORPORATION
                 STATEMENT OF COMPUTATION OF EARNINGS PER SHARE
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)



                                                                         THREE MONTHS ENDED SEPTEMBER 30,
                                                          ------------------------------------------------------------
                                                                     2005                               2004
                                                          -------------------------         --------------------------
                                                           BASIC           DILUTED            BASIC           DILUTED
                                                          ----------     ----------         -----------     ----------
     I.  Shares Outstanding, Net of Treasury               7,215,360      7,215,360           6,720,384      6,720,384
               Stock purchased and options exercised
                   during the period...................                                          22,800         22,800
                                                          ----------     ----------         -----------     ----------
               Stock, net..............................    7,215,360      7,215,360           6,743,184      6,743,184
               Purchase of treasury stock (weighted)...
                                                          ----------     ----------         -----------     ----------
                                                           7,215,360      7,215,360           6,743,184      6,743,184

    II. Weighted Equivalent Shares:
               Assumed options and warrants exercised..                                                        296,064
                                                          ----------     ----------         -----------     ----------

   III.  Weighted Average Shares and Equivalent Shares     7,215,360      7,215,360           6,743,184      7,039,248
                                                          ==========     ==========         ===========     ==========

    IV.  Net Income (Loss).............................  ($    4,318)   ($    4,318)       ($        13)   ($       13)
                                                          ==========     ==========         ===========     ==========


     V.  Net Income (Loss) Per Share...................  ($      .61)   ($      .61)       ($       .00)   ($      .00)
                                                          ==========     ==========         ===========     ==========